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                                                                      EXHIBIT 11

                       Computation of Earnings Per Share

                                   UNAUDITED

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
                                                                Six Months Ended
                                                                    March 31,
                                                        2001                         2000
                                                 ------------------           ------------------
Shares Outstanding Beginning of Period                   4,230,361                    4,090,361

Shares Issued During Period:                                     -                            -

                                                                                        140,000
                                                 ------------------           ------------------

Total Outstanding                                        4,230,361                    4,230,361

Weighted average number of shares outstanding            4,230,361                    4,098,558

Shares deemed outstanding from assumed
exercise of stock options                                        -                            -
                                                 ------------------           ------------------

Total                                                    4,230,361                    4,098,558
                                                 ==================           ==================

Earnings (loss) applicable to common shares      $        (911,413)                 $(1,686,219)
                                                 ==================           ==================

Earnings (loss) per share of common stock        $          (0.215)                     $(0.411)
                                                 ==================           ==================
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